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                                                                   EXHIBIT 10.23

                                 THIRD AMENDMENT
                                       OF
                           TAYLOR CAPITAL GROUP, INC.
                PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN

                        (Effective as of October 1, 1998)



                  WHEREAS, Taylor Capital Group, Inc. (the "Company") maintains the Taylor Capital Group, Inc. Profit Sharing and Employee Stock Ownership Plan (Effective as of October 1, 1998) (the "Plan"); and

                  WHEREAS, amendment of the Plan is now considered desirable;

                  NOW, THEREFORE, by virtue of the power reserved to the Company by subsection 17.1 of the Plan, and in exercise of the authority delegated to the Committee established pursuant to Section 18 of the plan (the "Committee") by subsection 17.1 of the Plan, the Plan is hereby amended in the following particulars:

                           1.       Effective January 1, 2001, by substituting
the following for subsection 3.5 of the Plan:

         "3.5.    EARNINGS

         Unless stated otherwise, a participant's `earnings' for a plan year means all compensation paid to the participant for services rendered to an Employer as an employee as reported on the participant's Federal wage and tax statement (Form W-2), including (i) the participant's income deferral contributions made during the plan year under the Taylor Capital Group, Inc. 401(k) Plan, and (ii) all salary reductions made during the plan year pursuant to an arrangement maintained by an Employer under Section 125 or Section 132(f) of the Code, but excluding
         (iii) disability
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         payments (short term or long term), (iv) non-qualified deferred compensation amounts, (v) stock based compensation, including any dividends paid on restricted shares and any other payments from any such plans or programs, (vi) severance payments, and (vii) any other `fringe' benefit (as defined by the Committee). In no event, however, shall the amount of a Participant's earnings taken into account for purposes of the plan for any plan year exceed the dollar limitation in effect under Code Section 410(a)(17) (as that limitation is adjusted from time to time by the Secretary of the Treasury pursuant to Code
         Section 410(a)(17) and which is $170,000 for the 2001 plan year)."

                  2. Effective January 1, 2001, by substituting the following for the first sentence of subsection 7.1 of the Plan:

         "For each limitation year, the `annual addition' (as defined below) to a participant's account shall not exceed the lesser of $35,000 (or such greater amount as may be provided by the Secretary of the Treasury under Code Section 415(c)) or twenty-five percent of the participant's compensation (as defined in Treasury Regulations Section 415-2(d)) during that limitation year."

                  3. Effective January 1, 2001, by adding the following at the end of Section 11.1 of the Plan:

         "With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the plan to the contrary; this provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service."

                  4. Effective January 1, 2001, by adding the following at the end of paragraph 11.5(a) of the Plan:


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                           "A hardship distribution (as described in Code
                           Section 401(k)(2)(B)(i)(IV)) shall not be an eligible rollover distribution."

                  5. Effective August 5, 1997, by adding the following at the end of subsection 15.1 of the Plan:

         "The foregoing shall not apply to a judgment, settlement, order or requirement described in Code Section 401(a)(13)(C)."

                  6. Effective January 1, 2000, by adding the following at the end of subsection 19.7 of the Plan:

                  "Notwithstanding the above, the provisions of this subsection
         19.7 shall not apply to any plan year beginning after December 31, 1999."

                  IN WITNESS WHEREOF, the undersigned duly authorized member of the Committee has caused the foregoing amendment to be executed this ____ day of _________________, 2001.


                                         _______________________________________
                                         On behalf of the Committee as Aforesaid


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